[Letterhead of Shearman & Sterling]



                                  July 17, 1996


Morgan Stanley Group Inc.
1585 Broadway
New York, New York  10036


                            Morgan Stanley Group Inc.
                        7-3/4% Cumulative Preferred Stock

Ladies and Gentlemen:

                   We have acted as special tax counsel to Morgan Stanley Group Inc. (the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated July 17, 1996 contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-1655) (the "Registration Statement").

                  We are of the opinion that the statements set forth in the Prospectus Supplement under the caption "Certain United States Federal Tax Considerations for Non-U.S. Holders of Depositary Shares or Cumulative Preferred Stock," insofar as they relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Shearman & Sterling





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